Exhibit 4.1

No. of Certificate	No. of Shares

Britannia Bulk Holdings Inc

Organized under the Laws of the Republic of the Marshall Islands Pursuant to the Business Corporation
Act, as amended, by Articles of Incorporated Filed in the Office of the Registrar of Corporations on  May 19, 2008
AUTHORIZED CAPITAL ONE BILLION REGISTERED SHARES OF COMMON STOCK US$0.01 PAR VALUE

THIS IS TO CERTIFY that                                                                                                                    is the owner of                                                                                                          Fully paid and non-assessable shares of the capital stock of the above named Corporation transferable only in the books of the Corporation by the holder thereof or by Attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation  has caused this certificate to be signed by its duly authorized officer this         day of                        ,          .

[Officer]	Secretary